Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Announces Amended and Restated Credit Agreement
Milwaukee, WI - September 28, 2021 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced that it entered into a third amended and restated credit agreement (the “Credit Agreement”), extending the maturity date of the Credit Agreement from September 18, 2022 to September 24, 2025 (extendable by two, 6-month periods). In addition, the Credit Agreement reduces the interest rate margins, increases the amount of commitments under the revolving credit facility from $850,000,000 to $1,000,000,000, and modifies certain covenants and terms thereunder to provide the Company and its subsidiaries (including the Operating Partnership) with greater flexibility.

The Credit Agreement continues to contain a term loan facility in the aggregate principal amount of $250,000,000, with a maturity date of June 10, 2023. The Credit Agreement also includes a swingline loan subfacility, and a letter of credit subfacility, each for up to 10% of the aggregate revolving loan commitments under the Credit Agreement. The Credit Agreement provides an accordion feature permitting the Operating Partnership to increase borrowing capacity by up to an additional $500,000,000, subject to customary terms and conditions, resulting in a potential maximum borrowing capacity of $1,750,000,000 (an increase from $1,600,000,000 under the prior credit agreement).

Pursuant to the Credit Agreement, borrowings will bear interest on the outstanding principal amount at a rate equal to LIBOR plus 0.725% to 1.40% (a reduction from 0.775% to 1.45%) in respect of the revolving credit facility and LIBOR plus 0.85% to 1.65% (unchanged) in respect of the term loan facility. The Credit Agreement also provides for borrowing at a base rate plus 0.00% to 0.40% (a reduction from 0.00% to 0.45%) in respect of the revolving credit facility and base rate plus 0.00% to 0.65% (unchanged) in respect of the term loan facility. In each case, the applicable interest rate margin is determined by the current credit rating of the Operating Partnership. The Credit Agreement includes customary LIBOR replacement terms. The Credit Agreement also includes a sustainability component whereby the revolving credit facility pricing can be reduced upon the Company’s achievement of certain sustainability ratings, as determined by an independent third-party evaluation.

Jeff Theiler, Executive Vice President and Chief Financial Officer of the Trust, commented, “We appreciate the strong support and great relationships we’ve built with our existing lenders, all of whom have elected to participate in this amendment. In addition to extending the maturity date of the revolving component of the Credit Facility to 2025, this transaction reduces interest costs and provides additional flexibility to help support the Company’s growth.”

The Amended Credit Facility was arranged by KeyBank National Association, as administrative agent, KeyBanc Capital Markets, Inc., BMO Capital Markets and Citizens Bank, N.A., as lead arrangers and co-book runners, BMO Capital Markets and Citizens Bank, N.A., as co-syndication agents, and the lenders party thereto.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of June 30, 2021, owned approximately 97.6% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the Coronavirus and its variants, including the Delta variant (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

Source: Physicians Realty Trust